                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                     FIRST MERCHANTS CORPORATION
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
         Merrill Printing, as agent for First Merchants Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            FIRST MERCHANTS CORPORATION
                              200 EAST JACKSON STREET
                               MUNCIE, INDIANA  47305


                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD APRIL 14, 1999



The annual meeting of the shareholders of First Merchants Corporation (the "Corporation") will be held at the Horizon Convention Center, 401 South High Street, Muncie, Indiana 47305, on Wednesday, April 14, 1999, at 3:30 p.m. for the following purposes:

(1) To elect four directors, to hold office for a term of three years and until their successors are duly elected and qualified.

(2) To act on a proposal to approve the First Merchants Corporation 1999 Long-Term Equity Incentive Plan.

(3) To act on a proposal to approve the First Merchants Corporation 1999 Employee Stock Purchase Plan.

(4) To act on a proposal to amend First Merchants Corporation's Articles of Incorporation to increase the number of shares of common stock which the Corporation is authorized to issue from 20,000,000 shares to 50,000,000 shares.

(5) To ratify the appointment of the firm of Olive LLP as independent public accountants for 1999.

(6) To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on February 17, 1999 shall be entitled to notice of and to vote at the meeting.


                                        By Order of the Board of Directors



                                        Larry R. Helms
                                        Secretary

Muncie, Indiana
February 24, 1999




                    IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

              IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE
                MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE
               ENCLOSED PROXY IN THE ENVELOPE PROVIDED.  NO POSTAGE IS
                      REQUIRED IF MAILED IN THE UNITED STATES.

                                                            February 24, 1999

                            FIRST MERCHANTS CORPORATION

                                  PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD APRIL 14, 1999


This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of First Merchants Corporation (the "Corporation") for use at the annual meeting of shareholders of the Corporation to be held April 14, 1999. The distribution of these proxy materials is expected to commence on February 24, 1999.

Any shareholder giving a proxy has the right to revoke it any time before it is exercised by written notice to the Secretary received prior to the meeting or in person at the meeting. The shares represented by proxies will be voted in accordance with the instructions on the proxies. In the absence of specific instructions to the contrary, proxies will be voted in favor of Items 1, 2, 3, 4 and 5.


VOTING SECURITIES

Only shareholders of record at the close of business on February 17, 1999 will be entitled to notice of and to vote at the annual meeting. The number of shares of common stock outstanding and entitled to vote as of February 1, 1999 was 10,086,642. This reflects a 3-for-2 split of the Corporation's common stock effective at the close of business on October 23, 1998 for shareholders of record at the close of business on October 16, 1998.

Each share of the Corporation's common stock is entitled to one vote. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items being submitted to the shareholders for their consideration, except that the affirmative vote of at least seventy-five percent (75%) of the Corporation's outstanding common shares is required for approval of the proposed amendment to the Articles of Incorporation to increase the number of common shares which the Corporation is authorized to issue from 20,000,000 shares to 50,000,000 shares. The Secretary will count the votes and announce at the meeting the number voting for and against each item and the number abstaining. Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker non-votes will not be counted.

ELECTION OF DIRECTORS

Four directors will be elected at the annual meeting.

The persons named below have been nominated for election to the Board of Directors (the "Board"), with terms expiring as of the 2002 annual meeting of shareholders. All of the nominees are currently members of the Board.

Those persons nominated as directors include:


NAME AND AGE             PRESENT OCCUPATION                       DIRECTOR SINCE
------------             ------------------                       --------------

CLASS II (TERMS EXPIRE 2002):

Stefan S. Anderson     Chairman of the Board and Chief                1982
age 64                 Executive Officer, First Merchants
                       Corporation and First Merchants Bank,
                       National Association

Thomas B. Clark;       President and Chief Executive Officer,         1989
age 53                 Alltrista Corporation (Alltrista
                       Corporation manufactures metal and
                       plastic products.)

David A. Galliher;     President, Wm. A. Didier & Sons, Inc.          1982
age 66                 (Wm. A. Didier & Sons, Inc.
                       manufactures credit cards.)

John E. Worthen;       President, Ball State University               1987
age 65


Those persons named below continue to serve as directors:

CLASS I (TERMS EXPIRE 2001):

Michael L. Cox;        President and Chief Operating Officer,          1984
age 54                 First Merchants Corporation and First
                       Merchants Bank, National Association

Norman M. Johnson;     Retired Executive Vice President, Stein         1996
age 64                 Roe & Farnham, Investment Counsel

George A. Sissel;      Chairman of the Board and Chief Executive       1995
age 62                 Officer, Ball Corporation (Ball
                       Corporation manufactures metal and
                       plastic packaging products and technology
                       products and services.)

Robert M. Smitson;     Chairman of the Board, Maxon Corporation        1982
age 62                 (Maxon Corporation designs and
                       manufactures specialty industrial
                       combustion systems and valves.)

CLASS III (TERMS
EXPIRE 2000):

Frank A. Bracken;      Of Counsel, Bingham Summers Welsh &             1994
age 64                 Spilman, Attorneys


                                     -2-



NAME AND AGE             PRESENT OCCUPATION                       DIRECTOR SINCE
------------             ------------------                       --------------
Ted J. Montgomery;     Senior Vice President, First                    1996
age 59                 Merchants Corporation and
                       President, The Union
                       County National Bank of Liberty

Michael D. Wickersham; President, Wicks Pies, Inc.                     1996
age 45                 and Vice President, Wicks
                       Foods, Inc. (Wicks Pies, Inc.
                       is a producer and retailer of
                       pies and pie shells.)


The occupations set forth above have been the principal occupations of the director-nominees and continuing directors during the past 5 years except as follows: Mr. Anderson was also President of the Corporation from 1982 to 1998, and President of the Corporation's wholly-owned subsidiary, First Merchants Bank, National Association ("First Merchants") from 1979 to 1996. Mr. Clark was Senior Vice President and Chief Financial Officer of Alltrista Corporation from 1992 until 1994, when he became President and Chief Operating Officer. He became Chief Executive Officer in 1995. Mr. Cox was Group President of Ontario Corporation from 1989 until 1994, when he became Executive Vice President and Chief Operating Officer of the Corporation and Executive Vice President of First Merchants. Mr. Cox became President of First Merchants in 1996, and President of the Corporation in 1998. Mr. Galliher was also Treasurer of Wm. A. Didier & Sons, Inc. from 1978 to 1998. Mr. Montgomery has served as President of the Corporation's wholly-owned subsidiary, The Union County National Bank of Liberty ("Union County") since 1983, and became a Senior Vice President of the Corporation in 1996. Mr. Sissel was Senior Vice President, General Counsel and Corporate Secretary of Ball Corporation from 1987 to 1994, Acting President from 1994 to 1995, and President from 1995 to 1998. He has served as Chief Executive Officer of Ball Corporation since 1994, and Chairman of the Board of Directors since 1996. Mr. Smitson was President of Maxon Corporation from 1979 to 1997, Chief Executive Officer from 1985 to 1998, and Vice Chairman of the Board from 1989 to 1998.

Messrs. Bracken and Sissel are also directors of Ball Corporation. Mr. Clark is also a director of Alltrista Corporation, and Dr. Worthen is also a director of Indiana Energy, Inc.


CERTAIN COMMITTEES OF THE BOARD

The Corporation's Executive Committee functions as a nominating committee.
It recommends to the Board: (a) candidates to fill any vacancies on the Board, and (b) a slate of directors to be elected each year at the annual meeting of shareholders. The Committee will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. The members of the Executive Committee are Messrs. Smitson (Chairman), Anderson, Bracken, Clark, Cox, and Sissel. John W. Hartmeyer, who is a director of First Merchants, serves as a non-voting member of the Committee. The Executive Committee met 3 times during 1998.

The Corporation has an Audit Committee whose functions are: (a) to assist the Board in fulfilling its responsibilities related to accounting, auditing and financial reporting functions; (b) to review or cause to be reviewed all reports of examination made by banking authorities; (c) to meet with the internal auditors and to make or cause to be made internal examinations and audits of the affairs of the Corporation and its subsidiaries; (d) to meet with the external auditors and to review the scope and results of external audits; and (e) to consult with management on the selection of the independent public accountants to serve as external auditors for the ensuing year. The members of the Audit Committee are Messrs. Galliher (Chairman), Clark, Wickersham and Worthen.
Thomas K. Gardiner, Suzanne L. Gresham, and Nelson W. Heinrichs, who are directors of First Merchants, George R. Likens, who is a director of the Corporation's wholly-owned subsidiary, Pendleton Banking Company ("Pendleton"), Gerald S. Paul, who is a director of Union County, and Mary Wisehart Phillips, who is a director of the Corporation's wholly-owned subsidiary, First United Bank ("First United"), serve as non-voting members of the Committee. The Audit Committee met 4 times during 1998.

The Corporation has a Compensation Committee whose functions are: (a) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees of the Corporation and the chief executive officers of its subsidiaries, and (b) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees and the compensation ranges and benefits for other officers and employees of the Corporation's subsidiaries. The authority to periodically adjust the compensation and benefits of employees, other than executive officers and senior management of the Corporation and the chief executive officers of its subsidiaries, has been delegated by the Compensation Committee to the chief executive officers of the subsidiaries. The Committee is responsible for the administration of the Corporation's incentive compensation and stock plans. The members of the Compensation Committee are Messrs. Smitson (Chairman), Bracken, Clark and Johnson. Mr. Hartmeyer serves as a non-voting member of the Committee. The Compensation Committee met 3 times during 1998.


MEETINGS OF THE BOARD

The Board of Directors held 4 meetings during 1998. None of the directors of the Corporation attended fewer than 75% of the total number of meetings of the Board and the committees on which they served.


COMPENSATION OF DIRECTORS

Directors of the Corporation who were employees of the Corporation or one of its subsidiaries received no separate compensation for their services as directors in 1998. Directors of the Corporation who were not employees were paid an annual retainer of $5,000 and $400 for each meeting of the Corporation's Board of Directors that they attended in 1998. In addition, they were paid $250 per meeting for attending meetings of the Executive Committee and other committees of the Board of Directors of the Corporation or First Merchants. The Chairman of the Executive Committee was paid an additional $150 and the chairmen of the other committees were paid an additional $50 for each meeting over which they presided. For his services as a director and Chairman of the Executive Committee of Union County, Mr. Johnson was paid a retainer of $4,200 and $350 for each Board and Executive Committee meeting he attended. Union County also paid him a bonus of $1,155 and provided him life insurance coverage in the amount of $50,000 for these services. Mr. Wickersham was paid a retainer of $4,200 for his services as a director and Chairman of the Board of Directors of the Corporation's wholly-owned subsidiary, Randolph County Bank ("Randolph County"), and Randolph County paid him $350 for each Board meeting and $50 for each committee meeting that he attended in 1998.

Under the provisions of the 1994 Stock Option Plan, on July 1, 1998 options to purchase shares of the Corporation's common stock were granted to the non-employee directors of the Corporation. Taking into account the 3-for-2 common stock split which was effective at the close of business on October 23,1998 for shareholders of record at the close of business on October 16,1998, each option is for 900 shares at an option price of $30.4375 per share, the market price on the date of the grants.

The Corporation maintains an unfunded deferred compensation plan which gives each director an annual election to defer the receipt of director's fees. Any amounts reflected in a director's account under the plan are credited with interest at a rate equal to First Merchants' 18-month variable rate IRA account
rate.   Payments are made or begun when the individual ceases to be a director of either First Merchants or the Corporation. During 1998, one (1) of the Corporation's directors participated in the plan, deferring fees totaling $10,100.


COMPENSATION OF EXECUTIVE OFFICERS

The tables in this section of the Proxy Statement contain information concerning the compensation of certain named executive officers as of the Corporation's most recent fiscal year-end, December 31, 1998. The information in these tables concerning stock options has been adjusted to give retroactive effect to the 3-for-2 common stock split which was effective at the close of business on October 23, 1998 for shareholders of record at the close of business on October 16, 1998.

SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation paid by the Corporation and its subsidiaries for the years 1996, 1997 and 1998 to the Corporation's Chief Executive Officer and its 4 most highly compensated executive officers other than the Chief Executive Officer.

                             SUMMARY COMPENSATION TABLE


                                                     ANNUAL COMPENSATION   LONG TERM COMPENSATION
                                                     --------------------  ----------------------
                                                                                   AWARDS
                                                                           ----------------------
     NAME AND                                                                   SECURITIES
     PRINCIPAL                                                                  UNDERLYING          ALL OTHER
     POSITION                           YEAR         SALARY         BONUS         OPTIONS         COMPENSATION(1)
                                                       ($)           ($)            (#)                ($)
--------------------------------------------------------------------------------------------------------------
  STEFAN S. ANDERSON,                    1998        215,562        54,600          4,500             2,019
       Chairman of the Board and         1997        197,721        53,323          5,250             2,000
       Chief Executive Officer,          1996        188,543        51,270          5,250             2,294
       Corporation and First
       Merchants

  MICHAEL L. COX,                        1998        165,691        43,432          4,950          2,025
       President and Chief               1997        153,461        44,985          5,250          1,875
       Operating Officer,                1996        144,593        30,055          4,500          1,766
       Corporation and First
       Merchants

  TED J. MONTGOMERY,                     1998        143,674        27,440          3,600          2,520
       Senior Vice President,            1997        143,674        26,684          3,900          3,077
       Corporation; President,           1996        145,024        22,959          6,750         10,729
       Union County (2)

  LARRY R. HELMS,                        1998        102,958        17,220          3,000          1,250
       Senior Vice President,            1997         99,793        18,653          3,450          1,211
       Corporation and First             1996         96,119        17,055          3,450          1,166
       Merchants; General Counsel
       and Secretary, Corporation

  JAMES L. THRASH,                       1998         96,974        16,307          3,000            947
       Senior Vice President,            1997         93,402        17,556          3,450            912
       Corporation and First             1996         89,931        16,050          3,450            878
       Merchants; Chief Financial
       Officer, Corporation
--------------------------------------------------------------------------------------------------------------


(1) Represents employer matching contributions for fiscal year to First Merchants Corporation Retirement Savings Plan (a Section 401(k) plan); for Mr. Montgomery, this amount also includes employer ESOP contributions to Union County National Bank Employees' Stock Ownership Plan. The Plan was terminated as of June 30, 1997.

(2) Mr. Montgomery became Senior Vice President of the Corporation on August 13, 1996, following the Corporation's acquisition of Union County. His 1996 compensation shown in the table includes compensation received from Union County and the Corporation during the entire 1996 calendar year.

OPTION GRANTS TABLE

The 1994 Stock Option Plan, which became effective as of July 1, 1994, provides for the issuance of options to key employees of the Corporation or any subsidiary to purchase the Corporation's common stock at prices not less than the market price of the stock on the dates of grant. The following table contains information concerning individual grants of stock options under the plan made during 1998 to each of the executive officers named in the Summary Compensation Table above.

                     OPTION GRANTS IN LAST FISCAL YEAR(1)


------------------------------------------------------------------------------------------------------
                                      INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
-------------------------------------------------------------------------------   VALUE AT ASSUMED
                       NUMBER OF      PERCENT                                        ANNUAL RATES
                      SECURITIES      OF TOTAL                                      OF STOCK PRICE
                      UNDERLYING       OPTIONS                                     APPRECIATION FOR
                        OPTIONS      GRANTED TO     EXERCISE                         OPTION TERM
                        GRANTED     EMPLOYEES IN     PRICE      EXPIRATION      ----------------------
   NAME                   (#)        FISCAL YEAR     ($/Sh)         DATE           5%($)     10%($)
------------------------------------------------------------------------------------------------------
   Stefan S. Anderson    4,500           5.29        28.7083     July 31, 2008    81,388    205,408

   Michael L. Cox        4,950           5.82        28.7083     July 31, 2008    89,527    225,949

   Ted J. Montgomery     3,600           4.23        28.7083     July 31, 2008    65,110    164,326

   Larry R. Helms        3,000           3.53        28.7083     July 31, 2008    54,259    136,939

   James L. Thrash       3,000          3.53         28.7083     July 31, 2008    54,259    136,939
------------------------------------------------------------------------------------------------------


(1) Mr. Cox was granted an option for 4,950 shares on July 31, 1998, of which 1,725 are exercisable on or after January 31, 1999 and 3,225 are exercisable on or after January 31, 2000. The option is not exercisable after July 31, 2008. Each of the other options was granted on July 31, 1998 and is exercisable on or after January 31, 1999, but not after July 31, 2008.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table contains information concerning (1) each exercise of stock options during 1998 under the 1989 Stock Option Plan or the 1994 Stock Option Plan by each of the executive officers named in the Summary Compensation Table above, and (2) the value as of December 31, 1998 of each of the named executive officer's unexercised options on an aggregated basis.

                     AGGREGATED OPTION EXERCISES IN LAST FISCAL
                       YEAR AND FISCAL YEAR-END OPTION VALUES



------------------------------------------------------------------------------------------------------------
                         SHARES                    NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                        ACQUIRED                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                           ON         VALUE     OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END
                        EXERCISE     REALIZED               (#)                             ($)
   NAME                    (#)         ($)       EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
   Stefan S. Anderson    15,187      366,656          37,049   /   4,500            446,652   /       0

   Michael L. Cox             0            0          35,737   /   7,200            398,491   /  11,578

   Ted J. Montgomery      3,000       44,000           7,650   /   3,600             57,178   /       0

   Larry R. Helms         3,037       58,781          17,924   /   3,000            182,972   /       0

   James L. Thrash        3,450       26,450               0   /   3,000                  0   /       0
------------------------------------------------------------------------------------------------------------



PENSION PLANS

The Corporation has a qualified defined benefit pension plan - the First Merchants Corporation Retirement Pension Plan - covering, in general, all full-time employees of the Corporation and its subsidiaries. The Corporation also has a nonqualified plan - the First Merchants Corporation Supplemental Executive Retirement Plan - which provides benefits to designated executives that would otherwise be payable under the qualified plan if incentive compensation were included in compensation and Internal Revenue Code Section 401(a)(17) did not limit the amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan. For plan years beginning on or after January 1, 1998, $160,000 is the maximum amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan.

The following table shows the estimated annual benefits payable upon retirement at age 65 to persons born in 1941 (the average of the birth years of the executive officers named in the Summary Compensation Table above) in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                                 PENSION PLAN TABLE


-----------------------------------------------------------------------------------------------
      COMPENSATION                          YEARS OF SERVICE
                    ---------------------------------------------------------------------------
                            15             20              25             30            35
-----------------------------------------------------------------------------------------------
       $  125,000     $   35,857     $   47,809     $   59,762     $   59,762     $   59,762
          150,000         43,732         58,309         72,887         72,887         72,887
          175,000         51,607         68,809         86,012         86,012         86,012
          200,000         59,482         79,309         99,137         99,137         99,137
          225,000         67,357         89,809        112,262        112,262        112,262
          250,000         75,232        100,309        125,387        125,387        125,387
          300,000         90,982        121,309        151,637        151,637        151,637
          350,000        106,732        142,309        177,887        177,887        177,887
-----------------------------------------------------------------------------------------------


Participants in the qualified plan who had at least 15 credited years of service and whose combined age and years of service totaled at least 65 as of January 1, 1991, including Messrs. Anderson and Helms, are entitled to a pension benefit calculated under the formula that was in effect prior to 1990 if that will produce a greater benefit. The following table shows the estimated annual benefits payable upon retirement at age 65 under the formula that was in effect prior to 1990 in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                       PENSION PLAN TABLE (PRE-1990 FORMULA)


-----------------------------------------------------------------------------------------------
   COMPENSATION                            YEARS OF SERVICE
                   ----------------------------------------------------------------------------
                            15             20             25             30             35
-----------------------------------------------------------------------------------------------
      $   125,000     $   37,500     $   50,000     $   62,500     $   62,500     $   62,500
          150,000         45,000         60,000         75,000         75,000         75,000
          175,000         52,500         70,000         87,500         87,500         87,500
          200,000         60,000         80,000        100,000        100,000        100,000
          225,000         67,500         90,000        112,500        112,500        112,500
          250,000         75,000        100,000        125,000        125,000        125,000
          300,000         90,000        120,000        150,500        150,500        150,500
          350,000        105,000        140,000        175,000        175,000        175,000
-----------------------------------------------------------------------------------------------


Benefits under the plans are determined primarily by average final compensation and years of service and are computed on the basis of straight-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

Compensation for purposes of the qualified plan consists of the base salary and service award components of the salary amounts reported in the Summary Compensation Table above. Compensation for purposes of the nonqualified plan also includes the bonus amounts reported in the Summary Compensation Table above. All of the executive officers named in the Summary Compensation Table above are participating in the qualified plan, and Messrs. Anderson, Cox, and Montgomery are also participating in the nonqualified plan. However, Mr. Anderson's benefits under the nonqualified plan are payable at age 70 rather than age 65. The 1998 compensation used for purposes of calculating pension benefits under the plans, and the credited years of service as of January 1, 1999, of the executive officers named in the Summary Compensation Table are: Mr. Anderson, $264,720 (24.2 years), Mr. Cox, $205,432 (4.7 years), Mr. Montgomery, $167,432 (2.0 years), Mr. Helms, $100,135 (27.3 years), and Mr. Thrash, $94,805
(21.0 years).

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

The Corporation and First Merchants have entered into change-in-control agreements on a year-to-year basis with Messrs. Anderson and Cox which provide severance benefits in the event of both a change in control of the Corporation or First Merchants and a termination or constructive termination of the employment of the executive within 24 months after the change in control, unless such termination was for cause, because of the executive's death or disability, or by the executive other than on account of constructive termination. In general, a "change in control" means an acquisition by any person of 25% or more of the Corporation's or First Merchants' voting shares, a change in the makeup of a majority of the Corporation's or First Merchants' Board of Directors over a 24-month period, a merger of the Corporation or First Merchants in which the shareholders before the merger own 50% or less of the Corporation's or First Merchants' voting shares after the merger, or approval by the Corporation's shareholders of a plan of complete liquidation of the Corporation or First Merchants or an agreement to sell or dispose of substantially all of the Corporation's or First Merchants' assets. A "constructive termination" means, generally, a significant reduction in duties, compensation or benefits or a relocation of the executive's office outside of Muncie, Indiana unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination are: a lump sum payment equal to 299% of an amount based on the executive's previous

5 calendar years' average W-2 compensation (but not more than the amount which would cause the payment to be subject to the excise tax imposed under
Section 280G of the Internal Revenue Code), 2 years of life, disability, accident and health insurance benefits, the bargain element value of then outstanding stock options, outplacement services, and reasonable legal fees and expenses incurred as a result of the termination. The agreements were not entered into in response to any effort to acquire control of the Corporation or First Merchants, and the Board of Directors is not aware of any such effort.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors comprise the Compensation Committee of the Corporation: Robert M. Smitson (Chairman), Frank A. Bracken, Thomas B. Clark, and Norman M. Johnson. John W. Hartmeyer, who is a director of First Merchants, serves as a non-voting member of the Compensation Committee. Mr. Smitson is the Chairman of the Board of Maxon Corporation. Stefan S. Anderson, the Chairman of the Board and Chief Executive Officer of the Corporation and First Merchants, serves as a director of Maxon Corporation. Mr. Bracken is of counsel with the firm of Bingham Summers Welsh & Spilman, which provides legal services to the Corporation and its subsidiaries on a transactional basis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the Corporation's executive compensation program. It is responsible for establishing the compensation and benefits of the Corporation's chief executive officer and chief operating officer. The Committee also approves the compensation and benefits of the other executive officers, after receiving recommendations from the chief executive officer. The Corporation's incentive compensation and stock plans are also administered by the Committee.

GENERAL POLICY ON EXECUTIVE COMPENSATION. The Board of Directors of the Corporation has established an executive compensation program which is designed to provide incentives to executive officers to achieve short-term and long-term corporate strategic management goals, with the ultimate objective of obtaining a superior return on the shareholders' investment. To this end, the compensation program for executive officers consists of cash and equity-based components which consider: the executive officer's individual performance; the Corporation's performance as measured against previously-established annual and long-term goals; the Corporation's performance compared to industry peers; and the compensation paid by competitors to individuals holding similar management positions.

The Compensation Committee believes that the Corporation's executive compensation program is a significant contributor to the Corporation's excellent short-term and long-term performance, compared to industry peers. In 1998, the Corporation and its subsidiary banks again received national recognition for their financial strength. The earnings of the Corporation's lead bank, First Merchants, grew for the 23rd consecutive year in 1998. The Corporation's earnings have increased every year since it was formed in 1982.

The annual compensation paid to the executive officers for 1998 (reported in the "salary" and "bonus" columns of the Summary Compensation Table) averaged approximately 3.4% more than the compensation for 1997, reflecting salary increases which averaged about 4.8% and bonuses under the Corporation's incentive compensation plans that were close to the same as in the previous year for each of the executive officers.

SALARIES. The salaries paid to the Corporation's executive officers were subjectively determined after consideration of the executive officer's individual responsibilities, performance, and experience, the evaluation by the chief executive officer of the executive officers other than the chief executive officer, the Corporation's financial results compared with industry peers, various industry salary surveys, and other factors such as budgetary considerations and inflation rates.

The Compensation Committee tries to set the executive officers' salaries at or above the average of the salaries paid to executive officers with similar responsibilities at Indiana and Midwestern banks and bank holding companies of similar size. The salaries and percentage salary increases for 1998 paid executive officers at peer financial organizations were determined after consulting several salary surveys including: the Indiana Bankers Association survey of Indiana banks; the Crowe Chizek Mid-West Bank Compensation Survey; national surveys of all types of companies, and of those in the banking industry, prepared by the American Compensation Association, The Conference Board, and several benefits consultants; and a survey of the Financial Associates banks (11 Indiana banks with assets between $200,000,000 and $2,000,000,000).

INCENTIVE COMPENSATION. The Compensation Committee believes that performance-based pay should be a significant component of the executive officers' total compensation package. Therefore, each of the executive officers is covered by an incentive plan. The objectives of the plans are: to link compensation to organization and individual goal achievement, to motivate and retain key personnel, and to attract qualified talent to the organization. The executive officers qualified for bonuses under the plans if the Corporation or subsidiary bank met or exceeded pre-established minimum ("threshold") performance levels in 1998. Each plan contains a schedule setting forth the percentage of salary, if any, payable to the executive officer as a bonus, depending on the Corporation's or subsidiary bank's performance relative to each of the criteria. In order to avoid wide swings in payouts and to better focus the plans on long-term results, the plans were amended in 1997 to provide that 60% of any bonus paid to the executive officers would be based on current year performance and 40% would be based on the average of the 2 prior years' performance. The plans are administered by the Compensation Committee.

Mr. Anderson's bonus for 1998 (reported in the "bonus" column of the Summary Compensation Table) was determined under the Corporation's Management Incentive Plan for Chief Executive Officer. This plan provides for a bonus of up to 40% of annual base salary, if the Corporation meets specific targets for return on assets ("ROA"), return on equity ("ROE"), income growth ("IG"), and efficiency ratio ("ER"). These are commonly-used criteria for measuring institutional performance in the banking industry. ER is defined in the plan as operating expense divided by operating revenue. The threshold performance levels which would qualify him for a bonus under the plan were exceeded for all criteria: the Corporation's ROA, ROE, IG, and ER; the maximum levels were not exceeded for any of the criteria.

Mr. Cox's bonus for 1998 (reported in the "bonus" column of the Summary Compensation Table) was determined under the Corporation's Management Incentive Plan for Chief Operating Officer. This plan provides for a bonus of up to 40% of annual base salary, if the Corporation and First Merchants meet specific targets for ROA, IG, and ER and the Corporation meets specific targets for ROE. The threshold performance levels which would qualify him for a bonus under the plan were exceeded for all criteria: the Corporation's and First Merchants' ROA, IG, and ER, and the Corporation's ROE; the maximum levels were not exceeded for any of the criteria.

The bonuses paid to Messrs. Helms and Thrash for 1998 (reported in the "bonus" column of the Summary Compensation Table) were determined under the Corporation's Management Incentive Plan for Administrative Officers. This plan provides for a bonus of up to 25% of annual base salary, if the Corporation and First Merchants meet specific targets for ROA, IG, and ER. The threshold performance levels which would qualify them for a bonus under the plan were exceeded for all criteria: the Corporation's and First Merchants' ROA, IG, and ER; the maximum levels were not exceeded for any of the criteria.

Mr. Montgomery's bonus for 1998 (reported in the "bonus" column of the Summary Compensation Table) was determined under the Corporation's Management Incentive Plan for Chief Executive Officer, The Union County National Bank. This plan provides for a bonus of up to 25% of annual base salary, if Union County meets specific targets for ROA, IG, ER, and achievement of annual plan objectives ("AAPO"). The threshold performance levels which would qualify him for a bonus under the plan were exceeded for all criteria: Union County's ROA, IG, ER, and AAPO; the maximum level was exceeded for Union County's ER, but not for any of the other criteria.

STOCK PLANS. Equity-based compensation, including compensation under the Corporation's Stock Option Plan and Employee Stock Purchase Plan, is intended to encourage ownership and retention of the Corporation's common stock by key employees, thereby giving them a meaningful stake in the Corporation's continued success and aligning their interests with those of other shareholders.

The Stock Option Plan is briefly described in the paragraph above the Option Grants Table. During 1998 the Compensation Committee awarded options under the plan to the 5 executive officers as follows: for 4,500 shares to Mr. Anderson, for 4,950 shares to Mr. Cox, for 3,600 shares to Mr. Montgomery, and for 3,000 shares each to Messrs. Helms and Thrash.

The Employee Stock Purchase Plan generally provides that full-time employees of the Corporation or a participating subsidiary with more than 6 months of service may elect, prior to the offering period (July 1 to June 30), to purchase common shares of the Corporation at a price equal to 85% of the lesser of the market price of the stock at the beginning of the period and the market price at the end of the period. For the offering period ending June 30, 1998, Messrs. Anderson, Cox, Montgomery, Helms and Thrash, the executive officers named in the Summary Compensation Table, purchased 73, 373, 1101, 148, and 448 shares, respectively, under the 1994 Employee Stock Purchase Plan. The 1994 Employee Stock Purchase Plan covers 5 offering periods, expiring on June 30, 1999.

OTHER COMPENSATION. The executive officers are also covered by medical and retirement plans which are generally applicable to full-time employees of the Corporation and its subsidiaries. The retirement plans covering each of the executive officers are the First Merchants Corporation Retirement Pension Plan, a defined benefit pension plan (described in the "Pension Plans" section), and the First Merchants Corporation Retirement Savings Plan, an Internal Revenue Code Section 401(k) plan (referred to in note (1) to the Summary Compensation Table). Messrs. Anderson, Cox, and Montgomery are also covered by the First Merchants Corporation Supplemental Executive Retirement Plan, a nonqualified SERP plan (described in the "Pension Plans" section).

CHIEF EXECUTIVE OFFICER'S COMPENSATION. The chief executive officer's salary is determined in the manner described in the "Salaries" section of this report. Mr. Anderson's total compensation for 1998, as reported in the Summary Compensation Table, was near the average of the total compensation paid to chief executive officers with similar responsibilities at other Indiana and Midwestern banks and bank holding companies of similar size and corporate structure. The relationship between Mr. Anderson's compensation and corporate performance is similar to that of all of the Corporation's other executive officers, as described above in this report, except that his compensation is based primarily on the Corporation's performance whereas the other executive officers' compensation is based in part on the performance of a subsidiary bank.


                    FIRST MERCHANTS CORPORATION COMPENSATION
                    COMMITTEE

                    Robert M. Smitson, Chairman
                    Frank A. Bracken
                    Thomas B. Clark
                    John W. Hartmeyer
                    Norman M. Johnson

PERFORMANCE GRAPH

The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its common stock during the last 5 years with (1) the cumulative total return of the Russell 2000 Index, and (2) the cumulative total return of the Russell 2000 Financial Services Sector Index. The graph assumes $100 was invested on January 1, 1994 in the Corporation's common stock, and in each of the two indexes shown, and all dividends were reinvested.


                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG FIRST MERCHANTS CORPORATION, RUSSELL 2000
                    AND RUSSELL 2000 FINANCIAL SERVICES SECTOR


                                      [GRAPH]

FMC                            100 . . . . .116.00 . . . . 142.32. . . . .151.41 . . . . 220.03. . . . 238.32
Russell 2000                   100 . . . . . 98.18 . . . . 126.10. . . . .146.90 . . . . 179.75. . . . 175.17
Russell 2000 Finl Serv         100 . . . . .100.62 . . . . 139.72. . . . .180.00 . . . . 244.85. . . . 227.23

The graph in the proxy statement for the 1998 annual meeting of shareholders compared the Corporation's performance to that of the CRSP Indexes for NASDAQ Stock Market (U.S. Companies) and NASDAQ Bank Stocks. However, the Corporation considers the Russell 2000 Indexes to be more appropriate for comparison of performance than the NASDAQ Indexes because of the wide variance in capitalization among the companies whose stock is traded in the NASDAQ market and the extent to which the NASDAQ Indexes are influenced by technology stocks. The Corporation is a Russell 2000 company, one of more than 400 companies comprising the Financial Services Sector of that Index.

The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its common stock during the last 5 years with the cumulative total returns of the indexes used in the 1998 proxy statement - the CRSP Indexes for NASDAQ Stock Market (U.S. Companies) and NASDAQ Bank Stocks. The graph assumes $100 was invested on January 1, 1994 in the Corporation's common stock, and in each of the two indexes shown, and all dividends were reinvested.



                  COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG FIRST MERCHANTS CORPORATION, NASDAQ STOCK
                  MARKET (U.S. COMPANIES) AND NASDAQ BANK STOCKS

                                      [GRAPH]

FMC                            100 . . . . . 116.0 . . . . .142.3. . . . . 151.4 . . . . .220.0. . . . .238.3
NASDAQ Stock Market            100 . . . . .  97.8 . . . . .138.3. . . . . 170.0 . . . . .208.6. . . . .293.2
NASDAQ Bank Stocks             100 . . . . .  99.6 . . . . .148.4. . . . . 195.9 . . . . .328.0. . . . .324.9

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Corporation is not aware of any person who is the beneficial owner of more than 5% of the Corporation's outstanding common stock. The following is a summary of the amount and percent of the Corporation's common stock beneficially owned on February 1, 1999 by each director and director nominee, by each executive officer named in the Summary Compensation Table above, and by all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.

                                                AMOUNT AND NATURE              PERCENT
     BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP(1)         OF CLASS
     ----------------                       --------------------------         --------
     Stefan S. Anderson (11)                        144,486 (2)                  1.43%
     Frank A. Bracken (11)                          126,019 (3)                  1.25%
     Thomas B. Clark                                  4,837                          *
     Michael L. Cox                                  47,263 (4)                      *
     David A. Galliher                               12,027 (5)                      *
     Norman M. Johnson                              396,884 (6)                  3.93%
     Ted J. Montgomery                               47,504 (7)                      *
     George A. Sissel (12)                            3,937 (8)                      *
     Robert M. Smitson (11)                          13,612 (9)                      *
     Michael D. Wickersham                            2,796                          *
     John E. Worthen                                  7,125                          *
     Larry R. Helms                                  35,783 (10)                     *
     James L. Thrash                                 16,306                          *

     Directors and Executive
     Officers as a Group (13 persons)(11)(12)       858,579                       8.39%

     (1) The information contained in this column is based upon information furnished to the Corporation by the persons and entities named above and shareholder records of the Corporation. The amounts have been adjusted to reflect the 3-for-2 common stock split which was effective at the close of business on October 23, 1998 for shareholders of record at the close of business on October 16, 1998. The shares shown include the following shares which may be acquired during the next 60 days under a stock option plan by the executive officers named above: Mr. Anderson, 41,549 shares; Mr. Cox, 39,712 shares; Mr. Montgomery, 11,250 shares; Mr. Helms, 20,924 shares; Mr. Thrash, 3,000 shares; and the following shares which may be acquired during the next 60 days under the 1994 Stock Option Plan by the non-employee directors named above: Messrs. Clark, Galliher, and Worthen, 4,500 shares each; Messrs. Bracken, Sissel and Smitson, 3,600 shares each; and Messrs. Johnson and Wickersham, 1800 shares each. The shares shown for directors and executive officers as a group include 144,335 shares which may be acquired during the next 60 days under a stock option plan.

     (2) Includes 1,875 shares held by his spouse, Joan Anderson, in which he disclaims any beneficial interest.

     (3) Includes 4,170 shares held by his spouse, Judy Bracken, in which he disclaims any beneficial interest; and 58,966 shares held in trust for family members for which Mr. Bracken, as co-trustee, has sole voting and shared investment power.

     (4)  Includes 3,168 shares held jointly with his spouse, Sharon Cox.

     (5) Includes 907 shares held by his spouse, Nancy Galliher, in which he disclaims any beneficial interest.

     (6) Includes 24,493 shares held by his spouse, Julia Johnson, in which he disclaims any beneficial interest; and 104,220 shares held in trust for family members for which Mr, Johnson, as co-trustee, has shared voting and investment power.

     (7) Includes 23,575 shares held in trust for family members for which Mr. Montgomery, as trustee, has sole voting and investment power.

     (8)  Includes 337 shares held jointly with his spouse, Mary R. Sissel.

     (9) Includes 5,062 shares held by his spouse, Marilyn S. Smitson, in which he disclaims any beneficial interest.

     (10) Includes 14,859 shares held jointly with his spouse, Sandra Helms.

     (11) Messrs. Anderson, Bracken and Smitson serve as directors of the George and Frances Ball Foundation, Muncie, Indiana, which owns 370,911 shares (3.68%) of the Corporation's outstanding common stock. The Foundation's Board of Directors, which has 6 members, has the voting and investment power over the shares held by the Foundation. The Foundation's shares are not included in the totals of the shares beneficially owned by Messrs. Anderson, Bracken and Smitson or by directors and executive officers as a group.

     (12) Mr. Sissel serves as a director of the Ball Brothers Foundation, Muncie, Indiana, which owns 41,364 shares (0.41%) of the Corporation's outstanding common stock. The Foundation's Board of Directors, which has 9 members, has the voting and investment power over the shares held by the Foundation. The Foundation's shares are not included in the total of the shares beneficially owned by Mr. Sissel or by directors and executive officers as a group.

     * Percentage beneficially owned is less than 1% of the outstanding shares.


INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Certain directors and executive officers of the Corporation and its subsidiaries and their associates are customers of, and have had transactions with the Corporation's subsidiary banks from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Frank A. Bracken, a director of the Corporation, is of counsel with the firm of Bingham Summers Welsh & Spilman, Indianapolis, Indiana, which provides legal services to the Corporation and its subsidiaries on a transactional basis.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers to file reports of ownership and changes in ownership of the Corporation's stock with the Securities and Exchange Commission. Based on its records and the written representations of its directors and executive officers, the Corporation believes that during 1998 its directors and executive officers complied with all Section 16(a) filing requirements, with the following exception: John E. Worthen, a director of the Corporation, was a month late in filing one Form 4, reporting one purchase of 200 shares of the Corporation's common stock.

PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 1999 LONG-TERM EQUITY INCENTIVE PLAN

On February 9, 1999, the Board of Directors adopted the First Merchants Corporation 1999 Long-Term Equity Incentive Plan (the "1999 Equity Incentive Plan"). The Board's adoption of the 1999 Equity Incentive Plan was subject to approval by the holders of a majority of the Corporation's outstanding common stock, which approval is now being sought.

The 1999 Equity Incentive Plan is intended to replace the Corporation's previous long-term equity incentive plans for executive officers, other key employees and non-employee directors - the 1989 and 1994 Stock Option Plans. The Board of Directors believes that the 1989 Stock Option Plan, which was replaced by the 1994 Stock Option Plan, and the 1994 Stock Option Plan, under which options can no longer be granted after June 30, 1999, have been effective in attracting, retaining, and rewarding key personnel and in aligning their interests closely with those of the shareholders. However, the previous Plans did not give the Compensation Committee of the Board (the "Committee") enough flexibility in administering the Plans to respond to changed circumstances and new opportunities by awarding restricted stock as well as stock options and by making awards to non-employee advisory directors and directors of the Corporation's subsidiaries. The Board recommends approval of the 1999 Equity Incentive Plan to address this lack of flexibility. As discussed below, the 1999 Equity Incentive Plan allows the Committee broader discretion in designing long-term equity incentive compensation packages by determining the types, sizes, terms and conditions of awards to be granted (other than non-employee director stock options), subject to the provisions of the 1999 Equity Incentive Plan. The principal features of the 1999 Equity Incentive Plan are set forth below.

ADMINISTRATION. The 1999 Equity Incentive Plan will be administered by the Committee, which has the authority, subject to the terms of the Plan, to (i) select employees and advisory and subsidiary directors who will receive awards under the Plan; (ii) grant awards; (iii) determine the types and sizes of the awards (except non-employee director stock options which are granted pursuant to a formula); (iv) determine the terms and conditions of the awards (except non-employee director stock options); (v) adopt, alter, and repeal administrative rules and practices governing the Plan; (vi) interpret the terms and provisions of the Plan and any awards granted thereunder; (vii) prescribe the forms of any award agreements or other instruments relating to awards; and (viii) otherwise supervise the administration of the Plan.

COMMON STOCK AVAILABLE. The aggregate number of shares of the Corporation's common stock available for the grant of awards under the 1999 Equity Incentive Plan in a fiscal year is equal to the sum of (i) 1% of the number of common shares outstanding as of the last day of the Corporation's prior fiscal year, plus (ii) the number of common shares that were available for the grant of awards, but were not granted, under the Plan in any previous fiscal year. Under no circumstances, however, may the number of common shares available for the grant of awards in any fiscal year under the Plan exceed 1.5% of the common shares outstanding as of the last day of the prior fiscal year. The maximum aggregate number of shares of the Corporation's common stock that may be issued under the 1999 Equity Incentive Plan upon the exercise of incentive stock options (as described under Section 422 of the Internal Revenue Code of 1986, as amended) is 1,200,000, as adjusted to reflect any changes in the Corporation's capitalization, E.G., due to a merger, consolidation, stock split, stock dividend, or similar event. The aggregate market value of the shares of the Corporation's common stock that would be available for the grant of awards under the Plan is not determinable. However, based upon the number and market value of the Corporation's common shares outstanding as of February 1, 1999, the shares of the Corporation's common stock that would be available for the grant of awards in a fiscal year under the 1999 Equity Incentive Plan had an aggregate market value of $2,288,397.

ELIGIBILITY. Employees of the Corporation and its subsidiaries, directors of the Corporation's subsidiaries, and advisory directors of the Corporation and its subsidiaries, who are designated as participants by the Committee, will be eligible to receive awards under the 1999 Equity Incentive Plan. In addition, the Plan includes an annual stock option grant for non-employee directors of the Corporation. While the total number of employees who will be eligible to receive awards under the Plan cannot be determined at this time, the Corporation expects to make awards under the Plan to approximately 65 employees in 1999, including the executive officers named in the Summary Compensation Table above. There are presently 23 subsidiary directors and 7 advisory directors who would be eligible to receive awards under the Plan, and there are 8 non-employee directors of the Corporation who would be eligible to receive stock options under the Plan.

TYPES OF AWARDS. The Committee will have broad discretion to establish stock-based incentive awards designed to attract and retain key personnel and to motivate them to maximize shareholder value by aligning their interests with those of the shareholders. The awards may consist of restricted stock, incentive stock options and/or non-qualified stock options. The Committee has the authority, subject to the terms of the 1999 Equity Incentive Plan, to select the employees and advisory and subsidiary directors who will receive awards and to determine the types and amounts of the awards and the terms, conditions, and restrictions applicable thereto.

Non-employee directors of the Corporation will only be eligible to receive non-qualified stock options under a formula program. Subject to certain limitations, the 1999 Equity Incentive Plan grants each non-employee director an annual option to purchase 1,000 shares of common stock of the Corporation at an exercise price equal to the fair market value of the shares on the date of the grant. The Committee will not have the power, without further shareholder approval, to alter the amount, price, or timing of the options granted to the non-employee directors under the Plan. The benefits or amounts that will be received by or allocated to all current directors who are not executive officers as a group under the 1999 Equity Incentive Plan are not determinable. If the 1999 Equity Incentive Plan had been in effect for 1998, the benefits or amounts that would have been received by or allocated to all current directors who are not executive officers as a group under the Plan are as follows:


                              NEW PLAN BENEFITS

       FIRST MERCHANTS CORPORATION 1999 LONG-TERM EQUITY INCENTIVE PLAN
       ----------------------------------------------------------------
 NAME AND POSITION                   DOLLAR VALUE ($)            NUMBER OF UNITS
------------------                   ----------------            ---------------
 Non-Executive Director Group           $ 0(1)             8,000 Shares of Common Stock

     (1) If the 1999 Equity Incentive Plan had been in effect for 1998, the stock options granted to non-employee directors would not have been in-the-money.

The benefits or amounts that will be received by or allocated to the executive officers named in the Summary Compensation Table above, to all current executive officers as a group, and to all employees - including all current officers who are not executive officers - as a group, under the 1999 Equity Incentive Plan are not determinable. If the 1999 Equity Incentive Plan had been in effect for 1998, the benefits or amounts that would have been received by or allocated to the executive officers named in the Summary Compensation Table above, to all current executive officers as a group, and to all employees - including all current officers who are not executive officers - as a group under the Plan are also not determinable.

PAYMENT OF EXERCISE PRICE AND TAX WITHHOLDING OBLIGATIONS. In general, the Committee may permit a participant to pay the exercise price for a stock option and/or the participant's tax withholding obligations associated with an award in cash, by the transfer of shares of the Corporation's common stock, by the surrender of all or part of an award (except for incentive stock options), or by a combination of these methods.

CHANGE OF CONTROL. In general, in the event of a change of control (as defined in the 1999 Equity Incentive Plan) of the Corporation or First Merchants, (i) all outstanding stock options will become fully exercisable, and (ii) all restrictions and conditions applicable to restricted stock and stock options will be deemed to have been satisfied as of the date of the change of control.

AMENDMENT, EFFECTIVE DATE, AND TERMINATION OF PLAN. The Board of Directors may amend, suspend, or terminate the 1999 Equity Incentive Plan at any time. Shareholder approval of an amendment will be required only to the extent necessary to satisfy applicable legal and stock exchange rules. Subject to shareholder approval, the Plan is effective as of April 14, 1999. No incentive stock options may be granted under the Plan after April 14, 2009, without further shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES. Generally, there are no federal income tax consequences to the recipient or the Corporation upon the grant or exercise of an incentive stock option. If the recipient holds the shares purchased through the exercise of an incentive stock option for more than 1 year after the exercise date and 2 years after the option was granted (the "holding period"), the recipient will be eligible upon selling the shares for long-term capital gain treatment on any excess in the amount of the sale price over the option price. The Corporation will not receive an income tax deduction in the event the recipient disposes of the shares after completion of the holding period. However, if the recipient sells the shares before the expiration of the holding period, the recipient will have made a "disqualifying disposition" and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the recipient's gain, if any, on the sale of the shares is subject to capital gains treatment. The Corporation will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income.

The recipient of a non-qualified stock option will realize ordinary income upon exercising the option, equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. The Corporation will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss.

With respect to restricted stock, a recipient will generally not realize income on the date of the grant, nor would the Corporation be entitled to a deduction at that time. The recipient will realize ordinary income in an amount equal to the fair market value of the awarded shares at the time the restrictions lapse on such shares, and the Corporation will be entitled to a corresponding income tax deduction. Dividends paid to recipients prior to the lapse of restrictions will be taxed as ordinary income to the recipient and deductible as such by the Corporation.

SHAREHOLDER VOTE REQUIRED TO APPROVE THE 1999 EQUITY INCENTIVE PLAN. The 1999 Equity Incentive Plan will be approved if it receives the favorable vote of a majority of the shares present and voting at the annual meeting of shareholders. Abstentions and broker non-votes are considered neither a vote "for" nor "against."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 1999 LONG-TERM EQUITY INCENTIVE PLAN.


PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN

On February 9, 1999, the Board of Directors adopted the First Merchants Corporation 1999 Employee Stock Purchase Plan (the "1999 Stock Purchase Plan"). The Board's adoption of the 1999 Stock Purchase Plan was subject to approval by the holders of a majority of the Corporation's outstanding common stock, which approval is now being sought.

The 1999 Stock Purchase Plan is intended to replace the Corporation's previous employee stock purchase plans - the 1989 and 1994 Stock Purchase Plans. The Board of Directors believes that the 1989 Stock Purchase Plan, which was replaced by the 1994 Plan, and the 1994 Stock Purchase Plan, under which no more offerings can be made after the offering period ending June 30, 1999, have provided eligible employees of the Corporation and its participating subsidiaries a convenient way to purchase shares of the common stock of the Corporation at a favorable price through payroll deductions.
The opportunity to purchase the Corporation's common shares has provided a significant incentive to these employees who contribute and are expected to contribute materially to the continued success of the Corporation. A substantial majority of these employees have become shareholders and/or increased their shareholdings through the Stock Purchase Plans, thus aligning their interests closely with those of other shareholders. Therefore, the Board recommends approval of the 1999 Stock Purchase Plan, which contains essentially the same provisions as were in the 1989 and 1994 Plans. The principal features of the 1999 Stock Purchase Plan are set forth below.

OFFERINGS. The 1999 Stock Purchase Plan provides for purchase of the Corporation's common stock by eligible employees through a maximum of 5 offerings, each of 12 months' duration. A total of 250,000 shares of the Corporation's common stock are to be reserved for issuance pursuant to the Plan. The fair market value of 250,000 shares as of February 1, 1999 was $5,671,875.

ELIGIBILITY. The employees eligible to participate in the Plan are all employees of the Corporation or a participating subsidiary who customarily work more than 20 hours per week and who have been employed for at least 6 months as of the first day of the offering. At the present time, there are approximately 449 employees who would be eligible to participate in the Plan.

PURCHASE OF SHARES. Prior to each offering period (July 1 to June 30), eligible employees will be entitled to elect to have up to 20% of their base salary or wages, excluding bonuses, overtime, incentive or other similar extraordinary remuneration, deducted from their pay and accumulated with interest until the end of that offering period, but not to exceed $25,000 per offering period. Participants may increase, decrease or suspend their payroll deductions one time each offering period and may withdraw the balance of their payroll deduction account at any time during each offering period. At the end of each offering period, the balance of each participant's payroll deduction account will be applied towards the purchase of the largest number of full shares of the Corporation's common stock possible, and each participant will receive a certificate evidencing such shares.

The benefits or amounts that will be received by or allocated to the participants under the 1999 Stock Purchase Plan, including the executive officers named in the Summary Compensation Table above, are not determinable. If the 1999 Stock Purchase Plan had been in effect for 1998, the benefits or amounts that would have been received by or allocated to the participants under the Plan, including the executive officers named in the Summary Compensation Table above, are also not determinable.

PRICE. The price at which the shares will be deemed to have been purchased (the "option price") will be determined by the Compensation Committee of the Board (the "Committee"), and will be equal to the lesser of (i) 85% of the fair market value of the common stock at the time the option is granted (the "grant date"), or (ii) 85% of the fair market value of the common stock on the last day of the offering period (the "exercise date"). In general, for purposes of the 1999 Stock Purchase Plan "fair market value" means the average of the highest "bid" and lowest "offered" quotations of the stock as reported by NASDAQ for the particular date.

ADMINISTRATION. The Committee will administer the 1999 Stock Purchase Plan. The Committee has the authority, subject to the terms of the Plan, to (i) adopt, alter, and repeal administrative rules and practices governing the Plan; (ii) interpret the terms and provisions of the Plan; and (iii) otherwise supervise the administration of the Plan.

FEDERAL INCOME TAX CONSEQUENCES. The 1999 Stock Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. Consequently, the Committee's purchase of stock on behalf of a participant pursuant to the Plan will not cause any federal income tax consequences to the participant or the Corporation. If the participant holds the shares purchased pursuant to the Plan for more than 1 year after the exercise date and 2 years after the grant date (the "holding period"), upon selling the shares the participant's gain will be subject to capital gains treatment. The Corporation will not receive an income tax deduction in the event the participant disposes of the shares after completion of the holding period. However, if the participant sells the shares before the expiration of the holding period, the participant will have made a "disqualifying disposition" and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. Upon the subsequent sale of any such shares, any appreciation or depreciation in the value of the shares after the date the option was exercised is treated as a capital gain or loss. The Corporation will receive an income tax deduction in the same amount and at the same time as the participant realizes ordinary income, but not as to any amount which is subject to capital gains treatment.

SHAREHOLDER VOTE REQUIRED TO APPROVE THE 1999 STOCK PURCHASE PLAN. The 1999 Stock Purchase Plan will be approved if it receives the favorable vote of a majority of the shares present and voting at the annual meeting of shareholders. Abstentions and broker non-votes are considered neither a vote "for" nor "against."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN.


PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF THE CORPORATION'S COMMON STOCK

On February 9, 1999, the Corporation's Board of Directors unanimously approved and agreed to recommend to the Corporation's shareholders that
Article V, Section 1 of the Articles of Incorporation of the Corporation be amended to increase the authorized shares of common stock of the Corporation from 20,000,000 shares to 50,000,000 shares. Approval of this amendment by the shareholders is now being sought. The full text of Article Vof the Corporation's Articles of Incorporation, with the proposed amendment to
Section 1, would read as follows:

                                   ARTICLE V

                               AUTHORIZED SHARES

     SECTION 1. NUMBER OF SHARES. The total number of shares of common stock which the Corporation is to have authority to issue is 50,000,000, all with no par value. The total number of shares of preferred stock the Corporation is to have authority to issue is 500,000, all with no par value.

     SECTION 2. TERMS OF SHARES. The authorized shares of "Common Stock" shall be equal to every other share of Common Stock and shall participate equally with other shares of Common Stock in all earnings and profits of the Corporation and on distribution of assets, either on dissolution, liquidation or otherwise. The authorized shares of "Preferred Stock" shall be equal to every other share of Preferred Stock and shall participate equally with other shares of Preferred Stock. The terms of the Preferred Stock and its relative rights, preferences, limitations or restrictions shall be established by the Board of Directors prior to issuance of any Preferred Stock.

     SECTION 3. VOTING RIGHTS. Each holder of Common Stock shall have the right to vote on all matters presented to shareholders and shall be entitled on all matters including elections of Directors to one vote for each share of Common Stock registered in his/her name on the books of the Corporation. The voting rights of the Preferred Stock, if any, shall be determined by the Board of Directors prior to issuance of the Preferred Stock.

As of February 1, 1999, there were 10,086,642 shares of common stock outstanding, so a balance of 9,913,358 shares remained available for issuance without further action by the shareholders. Of these shares, approximately 1,909,495 will be used in two pending acquisitions of financial institutions that are expected to close in March or April 1999. None of the 500,000 authorized shares of preferred stock has been issued. The additional shares of common stock authorized under the proposed amendment would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

The Board of Directors believes that it is in the Corporation's best interest to have additional authorized shares of common stock available for possible stock splits, stock dividends, future financing, acquisitions, employee benefit programs, and other corporate purposes. Although there is no specific transaction contemplated at the present time, the Board considers it desirable to increase the authorized number of shares of common stock to provide the Corporation greater flexibility and enable it to take advantage of favorable opportunities in which the issuance of common stock might be appropriate without the expense and delay of a special shareholder's meeting. If this amendment is approved, no further action or authorization by the Corporation's shareholders would be necessary prior to the issuance of additional shares of authorized common stock, except as may be required for a particular transaction or issuance by applicable law or by the rules of any stock exchange on which the Corporation's securities may then be listed. The Corporation's common stock is presently traded over-the-counter on the NASDAQ National Market System. A possible disadvantage of authorizing additional shares of common stock might be that a shareholder's equity interest in the Corporation could be reduced by the issuance of additional common shares. Shareholders of the Corporation have no preemptive rights or any other form of guaranty that they will have the opportunity to participate in any future stock issuances.

The amendment to Article V, Section 1 of the Articles of Incorporation to increase the authorized shares of the Corporation's common stock from 20,000,000 to 50,000,000 shares will be approved if it receives the favorable vote of at least 75% of the Corporation's outstanding common shares. Abstentions and broker non-votes are considered neither a vote "for" nor "against."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE FROM 20,000,000 SHARES TO 50,000,000 SHARES.


SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board, subject to the approval of the shareholders, has selected Olive LLP, Certified Public Accountants, as its independent public accountants for 1999. Representatives of the firm are expected to be present at the annual shareholder's meeting. They will have an opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE FIRM OF OLIVE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999.


SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2000 annual meeting of the shareholders must be received by the Secretary of the Corporation at the Corporation's principal office by October 27, 1999, for inclusion in the Corporation's 2000 proxy statement and form of proxy relating to that meeting.

Shareholder proposals, if any, intended to be presented at the 1999 annual meeting that were not submitted for inclusion in this proxy statement will be considered untimely unless they were received by the Secretary of the Corporation at the Corporation's principal office by January 10, 1999.


OTHER MATTERS

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, proxies may be solicited personally or by telephone or telegraph, but no solicitation will be made by specially engaged employees or paid solicitors.

The Board and management are not aware of any matters to be presented at the annual meeting of the shareholders other than the election of the directors, the proposals to approve the 1999 Long-Term Equity Incentive Plan and the 1999 Employee Stock Purchase Plan, the proposal to amend the Articles of Incorporation to increase the authorized shares of the Corporation's common stock, and the ratification of the appointment of the independent public accountants. However, if any other matters properly come before such meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon at their discretion, provided the Corporation did not have notice of any such matter on or before January 10, 1999.

                                   By Order of the Board of Directors


                                   Larry R. Helms
                                   Secretary

Muncie, Indiana
February 24, 1999

                            FIRST MERCHANTS CORPORATION
                        1999 LONG-TERM EQUITY INCENTIVE PLAN


                                    ARTICLE I

                            ESTABLISHMENT AND PURPOSE

     Section 1.01. ESTABLISHMENT AND TERM OF PLAN. First Merchants Corporation, an Indiana corporation (the "Company"), hereby establishes the First Merchants Corporation 1999 Long-Term Equity Incentive Plan (the "Plan"), effective as of April 14, 1999, subject to the approval of the Plan at the Company's 1999 annual meeting of shareholders by the holders of a majority of the shares of the Company's common stock present and voting at that meeting in person or by proxy.

     Section 1.02. PURPOSE. The Plan is designed to promote the interests of the Company, its subsidiaries, and its shareholders by providing stock-based incentives to selected Employees, Non-Employee Directors, Subsidiary Directors and Advisory Directors who are expected to contribute materially to the success of the Company and its subsidiaries. The purpose of the Plan is to provide a means of rewarding performance and to provide an opportunity to increase the personal ownership interest of Employees, Non-Employee Directors, Subsidiary Directors and Advisory Directors in the continued success of the Company. The Company believes that the Plan will assist its efforts to attract and retain quality Employees, Non-Employee Directors, Subsidiary Directors and Advisory Directors.


                                   ARTICLE II

                                 ADMINISTRATION

     Section 2.01. ADMINISTRATIVE COMMITTEE. The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board of Directors. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law.

     Section 2.02. POWERS OF THE COMMITTEE. The Committee shall, subject to the terms of this Plan, have the authority to: (i) select the eligible Employees, Subsidiary Directors and Advisory Directors who shall receive Awards, (ii) grant Awards, (iii) determine the types and sizes of Awards to be granted to Employees, Subsidiary Directors and Advisory Directors under the Plan (but not to Non-Employee Directors, who shall receive Director Options in accordance with Article VI of this Plan), (iv) determine the terms, conditions, vesting periods, and restrictions applicable to Awards (other than Director Options), (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, (vii) prescribe the forms of any Award Agreements or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to Awards granted to Employees who are not officers of the Company.

     Section 2.03. ACTIONS OF THE COMMITTEE. All actions taken and all interpretations and determinations made in good faith by the Committee, or made by any other person or persons to whom the Committee has delegated authority, shall be final and binding upon all Participants, the Company, and all other interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members. Members of the Committee who are eligible for Awards may vote on any matters affecting the administration of the Plan or the grant of any Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself; but any such member may be counted in determining the existence of a quorum of the Committee.


                                  ARTICLE III

                                  ELIGIBILITY

     Section 3.01. EMPLOYEES, SUBSIDIARY DIRECTORS AND ADVISORY DIRECTORS. Any Employee of the Company or any of its Subsidiaries who is selected by the Committee to be a Participant under the Plan, and any Subsidiary Director or Advisory Director, shall be eligible for the grant of Awards (other than Director Options). The selection of the Employees, Subsidiary Directors and Advisory Directors to receive Awards (other than Director Options) shall be within the discretion of the Committee. More than one Award may be granted to the same Employee, Subsidiary Director or Advisory Director.

     Section 3.02. NON-EMPLOYEE DIRECTORS. All Non-Employee Directors are eligible for the grant of Director Options, as provided in Article VI of this Plan. Non-Employee Directors are not, however, eligible for the grant of any Awards other than Director Options.


                                   ARTICLE IV

                            SHARES SUBJECT TO AWARDS

     Section 4.01. NUMBER OF COMMON SHARES. The shares subject to the Awards and other provisions of the Plan shall be the Company's authorized but unissued, or reacquired Common Shares. The aggregate number of Common Shares that may be subject to Awards granted under this Plan in any fiscal year shall be equal to the sum of (i) one percent (1%) of the number of Common Shares Outstanding as of the last day of the Company's prior fiscal year, plus (ii) the number of Common Shares that were available for the grant of Awards, but not granted, under this Plan in any previous fiscal year; provided that in no event will the number of Common Shares available for the grant of Awards in any fiscal year exceed one-and-one-half percent (1 1/2%) of the Common Shares Outstanding as of the last day of the prior fiscal year. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options is 1,200,000, as adjusted pursuant to Section 4.02. No fractional shares shall be issued under this Plan; if necessary, the Committee shall determine the manner in which the value of fractional shares will be treated.


     The assumption of awards granted by an organization acquired by the Company, or the grant of Awards under this Plan in substitution for any such awards, shall not reduce the number of Common Shares available for the grant of Awards under this Plan. Common Shares subject to an Award that is forfeited, terminated or canceled without having been exercised shall again be available for grant under this Plan, subject to the limitations noted in the foregoing paragraph of this Section 4.01.

     Section 4.02. ADJUSTMENT. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization or similar transaction, or in the event of a stock split, stock dividend or distribution to shareholders (other than normal cash dividends), spin-off or any other change in the corporate structure of the Company, the Committee shall adjust the number and class of shares that may be issued under this Plan, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards, as appropriate. All determinations made by the Committee with respect to adjustments under this
Section 4.02 shall be conclusive and binding for all purposes of the Plan.


                                   ARTICLE V

                                    AWARDS

     Section 5.01. GRANT OF AWARDS. Awards authorized under this Article V may be granted pursuant to another incentive program which incorporates by reference the terms and conditions of this Plan. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company whether or not such other awards were granted under this Plan; without limiting the foregoing, if a Participant pays all or part of the exercise price or taxes associated with an Award by the transfer of Common Shares or the surrender of all or part of an Award (including the Award being exercised), the Committee may, in its discretion, grant a new Award to replace the Common Shares that were transferred or the Award that was surrendered. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

     Section 5.02. TYPES OF AWARDS. Awards may include, but are not limited to, the following:

          (a) DIRECTOR OPTION. A right to purchase Common Shares granted to a Non-Employee Director pursuant to Article VI of this Plan.

          (b) STOCK AWARD. An Award that is made in Common Shares or Restricted Stock or that is otherwise based on, or valued in whole or in part by reference to, the Common Shares. All or part of any Stock Award may be subject to conditions, restrictions and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other specified values or methods of valuation, as determined by the Committee.

          (c) STOCK OPTION. A right to purchase a specified number of Common Shares, during a specified period and at a specified exercise price, all as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be issued to Employees. In addition to the terms, conditions, vesting periods, and restrictions established by the Committee in the Award Agreement, Incentive Stock Options must comply with the requirements of Section 422 of the Code, Section 5.03(f), and this Article V.

     Section 5.03. TERMS AND CONDITIONS OF AWARDS; AGREEMENTS. Awards granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

          (a) NUMBER OF SHARES. The Award Agreement shall state, as appropriate, the type and total number of shares granted, and/or the type and total number of shares with respect to which Stock Options are granted.


          (b) AWARD PRICES. The Award Agreement shall state, as applicable, the price per share of the Common Shares with respect to which Stock Options are issued. The price or other value shall be determined by the Committee. For Incentive Stock Options, the exercise price shall satisfy all of the requirements of the Code and of Section 5.03(f) of this Plan.

          (c) PAYMENT OF EXERCISE PRICE; DEFERRAL. The exercise price of a Stock Option (other than an Incentive Stock Option), Director Option, and any Stock Award for which the Committee has established an exercise price, may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan.

          With the approval of the Committee, the delivery of the Common Shares, cash, or any combination thereof subject to an Award (other than Director Options) may be deferred, either in the form of installments or a single future delivery. The Committee may also permit selected Participants to defer the payment of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that the recognition of taxable income is deferred under the Code. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents on Awards.

          (d) ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS. The Company may postpone the issuance and delivery of certificates representing shares until (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed, and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use it best efforts to complete; provided, however, a person purchasing shares pursuant to the Plan has no right to require the Company to register the Common Shares under federal or state securities laws at any time. Any person purchasing shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts.

          (e) RIGHTS AS A SHAREHOLDER. Unless otherwise provided by the Board of Directors or the Committee, a Participant shall have rights as a shareholder with respect to shares covered by an Award, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him or her, and, if payment is required, only after such shares are fully paid.

          (f) INCENTIVE STOCK OPTIONS. To the extent any Award granted pursuant to this Plan contains an Incentive Stock Option, the following limitations and conditions shall apply to such Incentive Stock Option and the Award Agreement relating thereto in addition to the terms and conditions provided herein:

               (i) PRICE. The price of an Incentive Stock Option shall be an amount per share not less than the Fair Market Value per share of the Common Shares on the date of granting of the option. In the case of Incentive Stock Options granted to an Employee of the Company who is a 10% shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Shares on the date of the granting of the Incentive Stock Option.

               (ii) EXERCISE PERIOD. Unless terminated earlier pursuant to other terms and provisions of the Award Agreement, the term of each Incentive Stock Option shall expire within the period prescribed in the Agreement relating thereto, which shall not be more than five (5) years from the date the Incentive Stock Option is granted if the Participant is a ten percent (10%) shareholder, and not more than ten (10) years from the date the Incentive Stock Option is granted if the Participant is not a ten percent (10%) shareholder.

               (iii) LIMITATION ON GRANTS.  No Incentive Stock Option shall be granted under this Plan after April 14, 2009.


               (iv) LIMITATION ON TRANSFERABILITY. No Incentive Stock Option shall be assignable or transferable except by will or under the laws of descent and distribution. During the lifetime of a Participant, the Incentive Stock Option shall be exercisable only by the Participant and may not be transferred or assigned pursuant to a qualified domestic relations order.

               (v) MAXIMUM EXERCISE RULE. The aggregate Fair Market Value (determined at the time the option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all such plans of the Company and any parent or Subsidiary of the Company shall not exceed One Hundred Thousand Dollars ($100,000).

          (g) TERMINATION OF AWARDS UNDER CERTAIN CONDITIONS. The Committee may cancel any unexpired, unpaid or deferred Awards at any time, if the Participant is not in compliance with all applicable provisions of this Plan or with any Award Agreement, or if the Participant, whether or not he or she is currently employed by the Company, engages in any of the following activities without the prior written consent of the Company:

               (i) Directly or indirectly renders services to or for an organization, or engages in a business that is, in the judgment of the Committee, in competition with the Company.

               (ii) Discloses to anyone outside of the Company, or uses for any purpose other than the Company's business, any confidential or proprietary information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.


          The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.

          (h) NONTRANSFERABILITY. Unless otherwise determined by the Committee and provided in the Award Agreement, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (ii) an Award granted under this Plan may be exercised, during the Participant's lifetime, only by the Participant or by the Participant's guardian or legal representative.

     Section 5.04.  ELECTION TO DEFER GRANT OR RECEIPT OF AWARD.
Notwithstanding any provision herein to the contrary, the Committee may provide, in any Award Agreement or in any program granting Awards under this Plan, that the Participant may elect to defer receipt of the Award as provided in the Award Agreement or program.


                                   ARTICLE VI

                                DIRECTOR OPTIONS

     Section 6.01.   GRANT OF DIRECTOR OPTIONS.

          (a) ADMINISTRATION. A committee formed by only those Directors other than Non-Employee Directors shall have full authority to administer Director Options, including authority to require that any Non-Employee Director sign an Award Agreement as a condition of receiving a Director Option.

          (b) GRANTING OF DIRECTOR OPTIONS. Until this Plan is terminated, each individual serving as a Non-Employee Director on July 1 in any year after 1998 shall automatically receive a Director Option, effective on such date.

     Section 6.02. NUMBER OF COMMON SHARES SUBJECT TO EACH DIRECTOR OPTION. Each Director Option shall entitle the Non-Employee Director the right to purchase one thousand (1,000) Common Shares on the terms and conditions specified herein.

     Section 6.03. EXERCISE PRICE. The exercise price of the Common Shares subject to each Director Option shall be the Fair Market Value of the Common Shares at the date of grant.

     Section 6.04. DATE DIRECTOR OPTIONS BECOME EXERCISABLE. Unless otherwise established by the Board of Directors, each Director Option shall become exercisable in full six (6) months after the date of grant; provided, however, all Director Options shall become exercisable in full (i) upon a Change of Control, (ii) in accordance with the terms of Section 6.06, or
(iii) upon attainment by the Non-Employee Director of age 70.

     Section 6.05. EXPIRATION DATE. Unless terminated earlier pursuant to the terms of this Plan, each Director Option shall terminate, and the right of the holder to purchase Common Shares upon exercise of the Director Option shall expire, at the close of business on the tenth anniversary date of the date of grant.

     Section 6.06. CONTINUOUS SERVICE AS A DIRECTOR. No Director Option may be exercised unless the Non-Employee Director to whom the Director Option was granted has continued to be a Non-Employee Director from the time of grant through the time of exercise, except as provided in Section 6.04 and this
Section 6.06.

          (a) RETIREMENT OR DISABILITY. If the service in office of a Non-Employee Director is terminated due to the retirement or Disability of the Non-Employee Director, the Non-Employee Director, or his legal representative if he or she becomes incapacitated, shall have the right to exercise the Director Option in full prior to the earlier of (i) five
     (5) years after the date of his or her retirement or Disability, and
     (ii) the expiration of the Director Option.

          (b) DEATH. If the service in office of a Non-Employee Director is terminated due to the death of the Non-Employee Director, the Non-Employee Director's estate, executor, administrator, personal representative or beneficiary shall have the right to exercise the Director Option in full prior to the earlier of (i) one (1) year after the date of his or her death, and (ii) the expiration of the Director Option.

          (c) EMPLOYED BY COMPANY. If a Non-Employee Director ceases to be a Non-Employee Director by reason of his or her employment by the Company or his or her appointment as a Subsidiary Director or Advisory Director, the Director Option granted to that Non-Employee Director shall be treated the same as Non-Qualified Stock Options held by Employees, Subsidiary Directors or Advisory Directors, whichever is applicable, and shall continue to be exercisable prior to the expiration of the Director Option, subject to the limitations on exercise following termination of employment, or termination of service as a Subsidiary Director or Advisory Director, established by the Committee pursuant to
     Article VIII of this Plan.


                                  ARTICLE VII

                          TAX WITHHOLDING OBLIGATIONS

     Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state and local withholding taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all withholding taxes associated with the Award in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.

                                  ARTICLE VIII

              TERMINATION OF EMPLOYMENT OR TERMINATION OF SERVICE AS
                     SUBSIDIARY DIRECTOR OR ADVISORY DIRECTOR

     Section 8.01.   TERMINATION OF EMPLOYMENT.   Unless the Committee provides
otherwise in the Award Agreement, if a Participant's employment with the Company or a Subsidiary terminates for any reason other than Retirement, Disability or death of the Participant, he or she may, but only within the thirty (30)-day period immediately following such termination of employment, and in no event later than the expiration date specified in the Award Agreement, exercise his or her Award to the extent that he or she was entitled to exercise it at the date of such termination; provided, however, if a Participant's employment is terminated for deliberate, willful or gross misconduct, as determined by the Board of Directors, all rights under the Award shall expire upon receipt of the notice of such termination. The transfer of an Employee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another Subsidiary, shall not be deemed a termination of employment for purposes of the Plan.

     Section 8.02. RETIREMENT OR DISABILITY. Unless the Committee provides otherwise in the Award Agreement, if a Participant's employment with the Company or any Subsidiary, or his or her service as a Subsidiary Director or Advisory Director, terminates due to Retirement or Disability, the Participant (or if he or she becomes incapacitated, the Participant's legal representative) may, but only within the five (5)-year period immediately following such termination of employment or termination of service, and in no event later than the expiration date specified in the Award Agreement, exercise his or her Award to the extent that he or she was entitled to exercise it at the date of such termination; provided, however, if the Award being exercised under this paragraph is an Incentive Stock Option, it may be exercised as such only during the three (3)-month period immediately following such Retirement or Disability, and in no event later than the expiration date specified in the Award Agreement. During the remainder of the five (5)-year period (or, if shorter, the exercise period specified in the Award Agreement), the option may be exercised as a Non-Qualified Stock Option.

     Section 8.03. DEATH. Unless the Committee provides otherwise in the Award Agreement, if a Participant dies (whether prior to or after termination of employment or termination of service as a Subsidiary Director or Advisory Director) while he or she is entitled to exercise an Award, it may be exercised within the one (1) year period immediately following the Participant's death, but in no event later than the expiration date specified in the Award Agreement, by the person or persons to whom his or her rights to it shall pass by his or her will or by the applicable laws of descent and distribution; provided, however, if the Award being exercised under this paragraph is an Incentive Stock Option, it may be exercised as such only during the three (3)-month period immediately following the Participant's death and in no event later than the expiration date specified in the Award Agreement. During the remainder of such one (1) year period (or, if shorter, the exercise period specified in the Award Agreement), the option may be exercised as a Non-Qualified Stock Option.

                                     ARTICLE IX

                                 CHANGE OF CONTROL

          Unless and to the extent the terms and conditions of a Change of Control agreement between the Company and a Participant provide otherwise, in the event of a Change of Control of the Company, (i) all Stock Options then outstanding will become fully exercisable as of the date of the Change of Control, and (ii) all restrictions and conditions applicable to Restricted Stock and other Stock Awards will be deemed to have been satisfied as of the date of the Change of Control. Any such determination by the Board of Directors that is made after the occurrence of a Change of Control will not be effective unless a majority of the Directors then in office were in office at the beginning of a period of twenty-four (24) consecutive months and the determination is approved by a majority of such Directors.

                                     ARTICLE X

                            AMENDMENT OF PLAN OR AWARDS

     Section 10.01. AMENDMENT, SUSPENSION OR TERMINATION OF PLAN. The Board of Directors may, from time to time, amend, suspend or terminate this Plan at any time, and, in accordance with such amendments, may thereupon change terms and conditions of any Awards not theretofore issued. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of NASDAQ or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation.

     Section 10.02. AMENDMENT OF OUTSTANDING AWARDS. The Committee may, in its discretion, amend the terms of any Award (other than a Director Option), prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of NASDAQ or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation. The Committee may, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award (other than a Director Option).


                                     ARTICLE XI

                                   MISCELLANEOUS

     Section 11.01. GOVERNING LAW. The interpretation, validity and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana.

     Section 11.02. RIGHTS OF EMPLOYEES. Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company's right to terminate any Participant's employment at will.


                                    ARTICLE XII

                                    DEFINITIONS

     Section 12.01. DEFINITIONS. When capitalized in this Plan, unless the context otherwise requires:

          (a) "Advisory Director" means an advisory director of the Company or any of its Subsidiaries, who is not an Employee or Director of the Company or any of its Subsidiaries.

          (b) "Award" means a grant made to a Participant pursuant to Article V of this Plan.

          (c) "Award Agreement" means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

          (d) "Board of Directors" means the Board of Directors of the Company, as constituted at any time.

          (e) "Change of Control" means the first to occur of the following events:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or First Merchants Bank, National Association (the "Bank") representing twenty-five percent (25%) or more of the combined voting power of the Company's or Bank's then outstanding securities;

               (ii) persons constituting a majority of the Board of Directors of the Company or the Bank were not directors of the Company or the Bank for at least the twenty-four (24) months preceding months;

               (iii) the shareholders of the Company or the Bank approve a merger or consolidation of the Company or the Bank with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company or the Bank outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or the Bank or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company or the Bank (or similar transaction) in which no person acquires fifty percent (50%) or more of the combined voting power of the Company's or the Bank's then outstanding securities; or

               (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or the Bank or an agreement for the sale or disposition by the Company or the Bank of all or substantially all of the Company's assets.

     (f)  "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means the Compensation and Human Resources Committee of the Board of Directors, consisting of two or more Non-Employee Directors who are "non-employee directors" as defined in paragraph (b)(3) of Rule 16b-3.

     (h) "Common Share" means a share of common stock of First Merchants Corporation.

     (i) "Common Shares Outstanding" means the total number of Common Shares outstanding as reflected in the Company's financial statements as of the most recent fiscal year-end.

     (j)  "Company" means First Merchants Corporation.

     (k)  "Director" means a director of the Company.

     (l) "Director Option" means a right to purchase Common Shares granted to a Non-Employee Director pursuant to Article VI.

     (m) "Disabled" or "Disability" means a permanent disability as defined in the applicable long-term disability plan of the Company; except that "Disabled" or "Disability" with respect to Director Options or Awards made to Subsidiary Directors or Advisory Directors shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

     (n) "Employee" means any individual employed by the Company or any of its Subsidiaries, including officers and Employees who are members of the Board of Directors of the Company or any of its Subsidiaries.

     (o) "Fair Market Value" of a Common Share means the value of the share on a particular date, determined as follows:

          (i) if the stock is not listed on such date on any national securities exchange, the average between the highest "bid" and lowest "offered" quotations of a share on such date (or, if none, on the most recent date on which there were bid and offered quotations of a share), as reported by NASDAQ, or other similar service selected by the Committee;

          (ii) if the stock is listed on such date on one (1) or more national securities exchanges, the last reported sale price of a share on such date as recorded on the composite tape system, or, if such system does not cover the stock, the last reported sale price of a share on such date on the principal national securities exchange on which the stock is listed, or, if no sale of the stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be; or

          (iii) if the stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee, on a basis consistent with regulations under the Code.

     (p) "Incentive Stock Options" means stock options issued to Employees which qualify under and meet the requirements of Section 422 of the Code.

     (q) "Non-Employee Director" means any Director of the Company who is not an Employee of the Company or any of its Subsidiaries.

     (r) "Non-Qualified Stock Options" means stock options which do not qualify under or meet the requirements of Section 422 of the Code.

     (s) "Participant" means any person to whom an Award has been granted under this Plan.

     (t) "Plan" means this First Merchants Corporation 1999 Long-Term Equity Incentive Plan authorized by the Board of Directors at its meeting held on February 9, 1999, as such Plan from time to time may be amended as herein provided.

     (u) "Restricted Stock" means an Award of Common Shares that are nontransferable and are subject to a substantial risk of forfeiture.

     (v) "Retirement", in the case of an Employee, means the termination of all employment with the Company and its Subsidiaries for any reason other than death or Disability after the day on which the Employee has attained age 55.

     (w) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission, under the Securities Exchange Age of 1934, as amended.

     (x) "Stock Options" means the Incentive Stock Options and the Non-Qualified Stock Options issued pursuant to the Plan.

     (y) "Subsidiary" means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

     (z) "Subsidiary Director" means a director of a Subsidiary of the Company, who is not a Director of the Company or an Employee of the Company or any of its Subsidiaries.

                            FIRST MERCHANTS CORPORATION

                         1999 EMPLOYEE STOCK PURCHASE PLAN


INTRODUCTION

The First Merchants Corporation Employee Stock Purchase Plan (the "PLAN") was adopted by the Board of Directors (the "BOARD") of First Merchants Corporation (the "COMPANY") on February 9, 1999, subject to approval of the Company's shareholders at their annual meeting on April 14, 1999. The effective date of the Plan shall be July 1, 1999, if it is approved by the shareholders. The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries a convenient opportunity to purchase shares of common stock of the Company through annual offerings financed by payroll deductions. As used in this Plan, "SUBSIDIARY" means a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

The Plan may continue until all the stock allocated to it has been purchased or until after the fifth offering is completed, whichever is earlier. The Board may terminate the Plan at any time, or make such amendment of the Plan as it may deem advisable, but no amendment may be made without the approval of the Company's shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan, (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "CODE") and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). It is the Company's intention to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.


ADMINISTRATION

The Plan is administered by the Compensation and Human Resources Committee (the "COMMITTEE"), which consists of two or more members of the Board, none of whom are eligible to participate in the Plan and all of whom are "NON-EMPLOYEE DIRECTORS," as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the "1934 ACT"). The Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Committee on matters relating to the Plan are conclusive. The Committee and its members may be addressed in care of the Company at its principal office. The members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board.

STOCK SUBJECT TO THE PLAN

An aggregate of 250,000 shares of common stock, without par value, of the Company (the "COMMON STOCK") is available for purchase under the Plan. Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of Common Stock. In the event of any change in the Common Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan and the price of the current offering. If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable. No fractional shares of Common Stock shall be issued or sold under the Plan.


ELIGIBILITY

All employees of the Company and such of its subsidiaries as shall be designated by the Committee will be eligible to participate in the Plan. No employee shall be eligible to participate in the Plan if his or her customary employment is less than 20 hours per week. No employee shall be eligible to participate in an offering unless he or she has been continuously employed by the Company or subsidiary for at least six months as of the first day of such offering. No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.


OFFERINGS, PARTICIPATING, DEDUCTIONS

The Company may make up to five offerings of 12 months' duration each to eligible employees to purchase Common Stock under the Plan. An eligible employee may participate in such offering by authorizing at any time prior to the first day of such offering a payroll deduction for such purpose in whole dollar amounts, up to a maximum of twenty percent (20%) of his or her basic salary or wages, excluding any bonus, overtime, incentive or other similar extraordinary remuneration received by such employee. The Committee may at any time suspend an offering if required by law or if determined by the Committee to be in the best interests of the Company.

The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Payroll deduction accounts will be credited with interest at such rates and intervals as the Committee shall determine from time

                                       2.

to time. Any balance remaining in any employee's payroll deduction account at the end of an offering period will be refunded to the employee.

Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of Common Stock purchased therewith following the end of each offering period.

Subject to rules, procedures and forms adopted by the Committee, a participating employee may at any time during the offering period increase, decrease or suspend his or her payroll deduction, or may withdraw the entire balance of his or her payroll deduction account and thereby withdraw from participation in an offering. Under the initial rules established by the Committee, payroll deductions may not be altered more than once in each offering period and withdrawal requests may be received on or before the last day of such offering. In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate).


PURCHASE, LIMITATIONS, PRICE

Each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of Common Stock as the amount of his or her payroll deduction account at the end of any offering period can purchase. No employee may be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled. If such account contains sufficient funds to purchase one or more full shares of Common Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock at the offering price. Such employee's account will be charged for the amount of the purchase and a stock certificate representing such shares will be issued.

The Committee shall determine the purchase price of the shares of Common Stock which are to be sold under each offering, which price shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is exercised. "FAIR MARKET VALUE" of a share of Common Stock on a given date is defined as the average price between the highest "bid" and lowest "offered" quotations of a share on such date (or, if none, on the most recent date on which there were bid and offered quotations of a share), as reported by the National Association of Securities Dealers Automated Quotation System, or other similar service selected by the Committee. However, if the Common Stock is listed on a national securities

                                       3.

exchange, "FAIR MARKET VALUE" is defined as the last reported sale price of a share on such date, or if no sale took place, the last reported sale price of a share of stock on the most recent day on which a sale of a share of stock took place as recorded on such exchange. If the Common Stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, "FAIR MARKET VALUE" is defined as the fair market value of a share on such date as determined in good faith by the Committee.

TRANSFER OF INTERESTS, STOCK CERTIFICATES

No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee or the employee's guardian or legal representative. There are no restrictions imposed by or under the Plan upon the resale of shares of Common Stock issued under the Plan.

Certain officers of the Company are subject to restrictions under Section 16(b) of the 1934 Act. With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Committee.

Certificates for Common Stock purchased under the Plan may be registered only in the name of the participating employee, or, if such employee so indicates on his or her authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the employee's name as tenant in common with a member of the employee's family, without right of survivorship.






                                        4.

                          PROXY SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF FIRST MERCHANTS CORPORATION
                                  MUNCIE, INDIANA


The undersigned hereby appoints Clell W. Douglass and Hamer D. Shafer, and each of them, as proxies with power of substitution, to represent and to vote all shares of common stock of First Merchants Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of First Merchants Corporation to be held on April 14, 1999, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present. If any of the nominees for election as Directors are unable to serve for any reason, the persons listed above have the authority to vote as directed for any substitute nominee.

Dated:                             , 1999.
     -----------------------------

                              (Please sign exactly as your name appears hereon)


                              ------------------------------------------
                               (Signature of Shareholder)


                              ------------------------------------------
                               (Signature of Shareholder)

                              (Joint owners should each sign personally.
                              Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)


PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.







(SEE REVERSE SIDE FOR IMPORTANT INFORMATION)

(CONTINUED FROM OTHER SIDE)

/ / Please check this box if you plan to attend the Annual Meeting. Number attending:
          -------------

THE BOARD OF DIRECTORS AND MANAGEMENT OF FIRST MERCHANTS CORPORATION RECOMMEND A VOTE "FOR" THE PROPOSALS LISTED.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' AND MANAGEMENT'S RECOMMENDATIONS, JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

1.   Election of Directors: Stefan S. Anderson    / /  FOR all nominees listed
                            Thomas B. Clark            to the left (except
                            David A. Galliher          as specified in the
                            John E. Worthen            space below)

                                                  / /  WITHHOLD VOTE (do not
                                                       vote for any of the
                                                       nominees listed to the
                                                       left)

     (Instruction:  To withhold authority to vote
      for any individual nominee, write that
      nominee's name in the space provided to the
      right.)                                     -----------------------------

2. Proposal to approve the First Merchants Corporation 1999 Long-Term Equity Incentive Plan described in the Proxy Statement dated February 24, 1999.

          FOR  / /       AGAINST  / /      ABSTAIN  / /

3. Proposal to approve the First Merchants Corporation 1999 Employee Stock Purchase Plan described in the Proxy Statement dated February 24, 1999.

          FOR  / /       AGAINST  / /      ABSTAIN  / /

4. Proposal to amend the Corporation's Articles of Incorporation to increase the number of shares of common stock which the Corporation is authorized to issue from 20,000,000 shares to 50,000,000 shares.

          FOR  / /       AGAINST  / /       ABSTAIN  / /

5. Ratification of the appointment of the firm of Olive LLP as independent public accountants for 1999.

          FOR  / /       AGAINST  / /       ABSTAIN  / /

6. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting, provided the Corporation did not have notice of any such matter on or before January 10, 1999.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE MATTERS DESCRIBED IN ITEMS 1, 2, 3, 4 AND 5 ABOVE.